UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): JUNE 24, 2004

                              PRIVATEBANCORP, INC.
             (Exact Name of Registrant as Specified in its Charter)

                          ____________________________

        DELAWARE                        000-25887                36-3681151
(State or other jurisdiction     (Commission file number)     (I.R.S. employer
      of incorporation)                                      identification no.)

   TEN NORTH DEARBORN                                               60602
   CHICAGO, ILLINOIS                                              (Zip Code)
(Address of principal executive offices)

       Registrant's telephone number, including area code: (312) 683-7100

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT'S EMPLOYEE BENEFIT
         PLAN.

         PrivateBancorp, Inc. (the "Company") has elected to change the service provider for the PrivateBancorp, Inc. Savings and Retirement Plan (the "Plan"). As a result of this change, there will be a blackout period in which Plan participants temporarily will be unable to: (1) direct or diversify the assets held in their Plan accounts, (2) obtain a loan under the Plan, or (3) obtain a distribution from the Plan. The blackout period is expected to begin on July 26, 2004, and is expected to end on August 27, 2004.

         Pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of the Securities and Exchange Commission's Regulation BTR, and concurrently with the filing of this Current Report on Form 8-K, the registrant transmitted a notice of the impending blackout period to the members of its Board of Directors and executive officers. A copy of the notice is attached as Exhibit No. 99.1 to this Current Report on Form 8-K, and incorporated herein by reference.

         The person designated by the Company to respond to inquiries about the blackout period is Ms. Marcia Bowden, The PrivateBank and Trust Company, Ten North Dearborn, Suite 900, Chicago, Illinois, 60602, telephone: 312-683-7737.


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                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              PRIVATEBANCORP, INC.


Date:  June 24, 2004                          By:/s/ Ralph B. Mandell
                                                 -------------------------------
                                                 Ralph B. Mandell
                                                 Chairman of the Board and Chief
                                                   Executive Officer



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                                INDEX TO EXHIBITS
                                -----------------

Exhibit
-------

99.1 Notice to Directors and Executive Officers of PrivateBancorp, Inc. dated June 24, 2004




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